                                                                    EXHIBIT 11.1

                                   AWARE, INC.
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                           NET INOME (LOSS) PER SHARE


                                                                                  THREE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                            -------------------------------
                                                                                1997                1996
                                                                            -----------         -----------

Net income (loss)....................................................       $(2,145,946)        $   261,683
                                                                            ===========         ===========

Weighted average number of common and common stock equivalent shares outstanding:
   Common stock......................................................        19,430,032          15,014,883
   Convertible preferred common stock equivalents....................                --           2,058,232
   Option common stock equivalent shares.............................                --           1,998,719
   Effect of SAB 83..................................................                --                  --
                                                                            -----------         -----------
       Common and common stock equivalent shares outstanding for
           purpose of calculating primary net income (loss) per share        19,430,032          19,071,834
   Incremental shares to reflect full dilution.......................                --             335,411
                                                                            -----------         -----------
       Total shares for purpose of calculating fully diluted net
           income (loss) per share...................................        19,430,032          19,407,245
                                                                            ===========         ===========

Primary net income (loss) per share..................................       $     (0.11)        $      0.01
                                                                            ===========         ===========
Fully diluted net income (loss) per share............................       $     (0.11)        $      0.01
                                                                            ===========         ===========



                                                                                   NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                            -------------------------------
                                                                                1997                1996
                                                                            -----------         -----------

Net income (loss).......................................................    $(2,697,646)        $   351,501
                                                                            ===========         ===========

Weighted average number of common and common stock equivalent shares outstanding:
      Common stock......................................................     19,257,651           8,145,160
      Convertible preferred common stock equivalents....................             --           7,289,474
      Option common stock equivalent shares.............................             --           1,710,345
      Effect of SAB 83..................................................             --             400,010
                                                                            -----------         -----------
          Common and common stock equivalent shares outstanding for
              purpose of calculating primary net income (loss) per share     19,257,651          17,544,989
      Incremental shares to reflect full dilution.......................             --             614,609
                                                                            -----------         -----------
          Total shares for purpose of calculating fully diluted net
              income (loss) per share...................................     19,257,651          18,159,598
                                                                            ===========         ===========

Primary net income (loss) per share.....................................    $     (0.14)        $      0.02
                                                                            ===========         ===========
Fully diluted net income (loss) per share...............................    $     (0.14)        $      0.02
                                                                            ===========         ===========